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                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-4 of our report dated October 29, 1999, appearing in the Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 2, 2000